Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration Statement No. 333-168347 on Form F-3 of Vodafone Group Plc of our report dated February 26, 2013 (June 7, 2013 as to Note 11) relating to the consolidated financial statements of Cellco Partnership d/b/a Verizon Wireless appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2013.

/s/ Deloitte & Touche LLP

New York, New York

June 7, 2013